Independent Auditors' Consent


The Board of Directors
Piper Funds Inc. -- II:


We consent to the use of our report dated October 13, 1995 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                   /s/ KPMG PEAT MARWICK LLP
                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 18, 1995